SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 08/31/2005
FILE NUMBER 811-2729
SERIES NO.: 17

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $132,543
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 10,088
              Personal Investment Class      $  2,687
              Cash Management Class          $ 26,260
              Reserve Class                  $  1,180
              Resource Class                 $  4,870
              Corporate Class                $    445

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0249
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0219
              Personal Investment Class      $000.0194
              Cash Management Class          $000.0241
              Reserve Class                  $000.0162
              Resource Class                 $000.0233
              Corporate Class                $000.0128

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            4,567,753
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         556,814
              Personal Investment Class        162,703
              Cash Management Class            909,120
              Reserve Class                     66,703
              Resource Class                   271,845
              Corporate Class                   53,962